Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial information of The Providence Service Corporation (the “Company” or “Providence”), which have been presented to give effect to Providence’s loss of a controlling interest and retention of a noncontrolling interest in CCHN Group Holdings, Inc. (“Matrix”) pursuant to the stock subscription agreement, dated August 28, 2016 (such transactions, the “Subscription”), as amended on October 19, 2016, and related transactions.

Effective October 19, 2016, the Company completed its previously reported Matrix stock subscription transaction whereby Mercury Fortuna Buyer, LLC (“Subscriber”), Providence and Matrix entered into a stock subscription agreement (the “Subscription Agreement”), dated August 28, 2016. On October 19, 2016, the Company, Matrix and Subscriber entered into Amendment No. 1 (the “Amendment”) to the Subscription Agreement. The Amendment, among other things, implements certain changes to the Subscription Agreement (1) with respect to a new term loan facility entered into by Matrix at the closing, on October 19, 2016, of the subscription for shares contemplated by the Subscription Agreement (the “Closing” and the date on which the Closing occurred, the “Closing Date”), (2) with respect to a representations and warranties insurance policy obtained in connection with the Closing, and (3) to reflect that Subscriber subscribed for a 53.2% equity interest in Matrix and Providence retained a 46.8% equity interest in Matrix.

At the Closing, (i) cash consideration of approximately $180.6 million was paid by Subscriber to Matrix based upon an enterprise value of $537.5 million and (ii) Matrix borrowed approximately $198 million pursuant to a credit and guaranty agreement providing for term loans in an aggregate principal amount of $198 million and revolving loan commitments in an aggregate principal amount not to exceed $10 million, which was not drawn at the Closing. In addition, on the day that is fifteen days following the Closing Date, Providence may, to the extent payable pursuant to the terms of the Subscription Agreement, as amended, be entitled to receive from Matrix, or required to pay to Matrix, subsequent cash payments. Providence also made capital contributions to Matrix, as described in the Subscription Agreement, as amended, to fund the near-term cash needs of Matrix. Also at the Closing, separate from the Subscription, Matrix distributed $381.2 million to Providence, including interest, in full satisfaction of a promissory note between Matrix and Providence.

Additionally, on August 28, 2016, Providence and certain of its subsidiaries entered into the Fourth Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement (“Amendment and Consent”), amending that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended to date, the “Credit Agreement”), by and among Providence, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent. Pursuant to the Amendment and Consent, which provided for the lenders' consent to the Subscription, a portion of the net cash proceeds received by Providence at the Closing of the Subscription were used to (i) repay in full all outstanding amounts due under the term loans and (ii) reduce the outstanding balance of the revolving loans to zero. Effective following the repayment of the outstanding term loans in full, the Amendment further reduced the aggregate revolving commitments under the Credit Agreement to $200 million. The repayment of all outstanding term loans and revolving loans plus accrued interest and fees, totaling $335.1 million, occurred on October 20, 2016.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 of the Company is presented as if the Subscription and related transactions had occurred as of June 30, 2016. The unaudited pro forma condensed consolidated statements of income of the Company for the six months ended June 30, 2016 and the years ended December 31, 2015 and 2014 are presented as if the Subscription and related transactions had occurred on October 23, 2014, the date on which the Company originally acquired Matrix.

The Company’s historical financial information was derived from its audited consolidated financial statements for the years ended December 31, 2015 and 2014 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on March 11, 2016) and the Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2016 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 2, 2016). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

The unaudited pro forma adjustments give effect to events that are (i) directly attributable to the Subscription and related transactions, (ii) factually supportable and (iii) based on estimates, available information and certain assumptions that the Company believes are reasonable given the information currently available. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet and statements of income are being provided for illustrative purposes only and do not purport to represent what the Company’s results of operations or financial position would have been if the Subscription and related transactions had occurred on the dates indicated and are not intended to project the Company’s results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that existed upon completion of the Subscription.

The Providence Service Corporation
Pro Forma Condensed Consolidated Balance Sheet - Unaudited
June 30, 2016
(in thousands)

	Providence Service Corporation Historical	Deconsolidation of Matrix	Recognition of Noncontrolling Interest in Matrix		Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$68,824	$(7,086)	$-		$381,163	b
					(12,914)	c
					(312,150)	d	$117,837
Accounts receivable, net	178,295	(17,264)	-		-		161,031
Other current assets	78,260	(7,080)	-		-		71,180
Total current assets	325,379	(31,430)	-		56,099		350,048

Goodwill	337,158	(210,071)	-		-		127,087
Intangible assets, net	263,918	(203,292)	-		-		60,626
Other non-current assets	109,810	(16,867)	158,886	a	-		251,829
Total assets	$1,036,265	$(461,660)	$158,886		$56,099		$789,590

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$35,250	$-	$-		$(35,250)	d	$-
Accrued expenses	107,769	(19,955)	-		(985)	d
					2,549	f
					718	f	90,096
Other current liabilities	168,054	(2,007)	-		-		166,047
Total current liabilities	311,073	(21,962)	-		(32,968)		256,143

Long-term obligations, less current portion	272,828	-	-		(274,234)	d	(1,406)	d
Other non-current liabilities	118,716	(83,232)	-		58,533	e	94,017
Total liabilities	702,617	(105,194)	-		(248,669)		348,754

Mezzanine equity
Convertible preferred stock, net	77,565	-	-		-		77,565

Stockholders' equity
Common stock and APIC	295,830	-	-		-		295,830
Other stockholders' equity	(39,747)	-	-		108,869	f
					(1,681)	d	67,441
Total stockholders' equity	256,083	-	-		107,188		363,271
Total liabilities and stockholders' equity	$1,036,265	$(105,194)	$-		$(141,481)		$789,590

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the six months ended June 30, 2016

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Desconsolidation of Matrix	Recognition of Noncontrolling Interest in Matrix		Pro Forma Adjustments		Pro Forma

Service revenue, net	$883,282	$(102,864)	$-		$-		$780,418

Operating expenses:
Service expense	791,538	(74,753)	-		-		716,785
General and administrative expense	36,546	(1,318)	-		(60)	i	35,168
Depreciation and amortization	29,150	(15,762)	-		-		13,388
Total operating expenses	857,234	(91,833)	-		(60)		765,341
Operating income	26,048	(11,031)	-		60		15,077

Other expenses:
Interest expense, net	7,071	4	-		(5,418)	j
					(757)	k	900
Equity in net loss of investee	4,176	-	35	g	-		4,211
Gain on foreign currency translation	(849)	-	-		-		(849)
Income before income taxes	15,650	(11,035)	(35)		6,235		10,815
Provision for income taxes	9,527	(4,150)	(13)	h	2,282	l	7,646
Net income	6,123	(6,885)	(22)		3,953		3,169
Net loss attributable to noncontrolling interests	735	-	-		-		735
Net income attributable to Providence	$6,858	$(6,885)	$(22)		$3,953		$3,904

Net income available to common stockholders	$4,108						$1,502	m

Earnings per common share:
Basic	$0.27						$0.10
Diluted	$0.27						$0.10

Weighted-average number of common shares outstanding:
Basic	14,975,582						14,975,582
Diluted	15,098,945						15,098,945

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the twelve months ended December 31, 2015

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Deconsolidation of Matrix	Recognition of Noncontrolling Interest in Matrix		Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,695,446	$(217,436)	$-		$-		$1,478,010

Operating expenses:
Service expense	1,544,365	(163,211)	-		-		1,381,154
General and administrative expense	73,616	(2,630)	-		-		70,986
Depreciation and amortization	53,469	(29,472)	-		-		23,997
Total operating expenses	1,671,450	(195,313)	-		-		1,476,137
Operating income	23,996	(22,123)	-		-		1,873

Other expense:
Interest expense, net	16,213	16	-		(12,793)	j
					(1,583)	k	1,853
Equity in net loss (gain) of investee	10,970	-	(436)	g	-		10,534
Gain on foreign currency translation	(857)	-	-		-		(857)
Income (loss) from continuing operations before income taxes	(2,330)	(22,139)	436		14,376		(9,657)
Provision for income taxes	16,276	(7,007)	161	h	5,314	l	14,744
Income (loss) from continuing operations, net of tax	$(18,606)	$(15,132)	$275		$9,062		$(24,401)

Net income from continuing operations available to common stockholders	$(23,110)						$(28,905)	m

Loss from continuing operations per common share:
Basic	$(1.45)						$(1.81)
Diluted	$(1.45)						$(1.81)

Weighted-average number of common shares outstanding:
Basic	15,960,905						15,960,905
Diluted	15,960,905						15,960,905

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the twelve months ended December 31, 2014

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Deconsolidation of Matrix	Recognition of Noncontrolling Interest in Matrix		Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,136,211	$(43,331)	$-		$-		$1,092,880

Operating expenses:
Service expense	1,023,785	(35,185)	-		-		988,600
General and administrative expense	44,501	(421)	-		-		44,080
Depreciation and amortization	22,833	(5,619)	-		-		17,214
Total operating expenses	1,091,119	(41,225)	-		-		1,049,894
Operating income	45,092	(2,106)	-		-		42,986

Other expense:
Interest expense, net	13,122	6	-		(2,602)	j
					(303)	k	10,223
Equity in net loss of investee	-	-	678	g	-		678
Gain on foreign currency translation	(37)	-	-		-		(37)
Income (loss) from continuing operations before income taxes	32,007	(2,112)	(678)		2,905		32,122
Provision for income taxes	8,090	(956)	(270)	h	1,154	l	8,018
Income (loss) from continuing operations, net of tax	$23,917	$(1,156)	$(408)		$1,751		$24,104

Earnings from continuing operations per common share:
Basic	$1.62						$1.63
Diluted	$1.59						$1.60

Weighted-average number of common shares outstanding:
Basic	14,765,303						14,765,303
Diluted	15,018,561						15,018,561

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands)

1.	Basis of presentation

The unaudited pro forma condensed consolidated financial statements have been prepared based on the Company’s historical financial information giving effect to the Subscription and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted as permitted by the SEC rules and regulations.

The ”Deconsolidation of Matrix” in the unaudited pro forma condensed consolidated financial statements represents the deconsolidation of 100% of the Company’s interest in Matrix because of the Company’s loss of control resulting from the Subscription and related transactions. The “Deconsolidation of Matrix” adjustments include deferred income tax amounts that were included on the Providence balance sheet because CCHN Group Holdings, Inc. was part of a consolidated tax group for federal and state tax purposes and thus such amounts were considered in preparing the Providence consolidated tax provision and returns. The “Recognition of Noncontrolling Interest in Matrix” in the unaudited pro forma condensed consolidated financial statements represents the Company’s retained 46.8% noncontrolling interest in Matrix, which is accounted for as an equity method investment.

2.	Pro forma adjustments to unaudited condensed consolidated financial statements

a.

Adjustment to record Providence’s retained 46.8% noncontrolling interest in Matrix at fair value. The $158,886 fair value of the Company’s equity investment in Matrix is based on the gross up of the fair value of the controlling equity interest acquired by the Subscriber to a 100% value multiplied by the Company’s retained interest of 46.8% [calculated as ($180,614 subscription price divided by 53.2% controlling interest) multiplied by 46.8% retained interest equals $158,886]. The fair value of the investment in Matrix was based on a preliminary evaluation of its fair value and may change when the final valuation is completed, including the final determination of the fair value of certain identifiable intangible assets.

b.

Adjustment to reflect Providence’s cash proceeds from the repayment of a promissory note, plus accrued interest, between Matrix and Providence. Note that on the day that is fifteen days following the Closing Date, Providence may, to the extent payable pursuant to the terms of the Subscription Agreement, as amended, be entitled to receive from Matrix, or required to pay to Matrix, cash payments pursuant to the determination of the final working capital adjustment. Such adjustment amount is not reflected in the pro forma adjustments.

c.	Adjustment to reflect a pre-closing capital contribution from Providence to Matrix for the payment of transaction related expenses.

d.

Adjustment to reflect the payment in full of outstanding obligations under Providence’s Credit Agreement of $311,950, the write-off of related deferred financing fees of $2,666 (or $1,681 net of tax), and the recognition of $200 in deferred financing fees to reflect the reduction in the revolving commitment from $240,000 to $200,000. The remaining ($1,406) in long-term obligations, less current portion, represents the remaining deferred financing fees related to the revolving loans under Providence’s Credit Agreement.

e.	Adjustment to record the estimated income tax impacts related to the Company’s loss of the controlling interest in Matrix.

f.	Adjustment to reflect the estimated gain, net of tax, for the Matrix stock subscription, which is calculated as follows:

Fair value of consideration received:
Share subscription price	$180,614
Matrix debt financing	198,000
Total consideration received	378,614

Plus: Fair value of retained noncontrolling interest, subject to adjustment	158,886
Less: Carrying amount of Matrix as of June 30, 2016	(369,380)
Less: Transaction costs	(718)
Estimated pre-tax gain	167,402
Provision for income taxes	58,533
Estimated gain, net of tax	$108,869

The provision for income taxes reflects deferred income tax expense of $58,533.

The $381,163 repayment of the promissory note plus accrued interest between Providence and Matrix exceeded the $378,614 fair value of the consideration received by $2,549 and, therefore, is subject to repayment from Providence to Matrix. However, payment of this amount is subject to the determination of the final working capital adjustment.

g.

Adjustment to reflect Providence’s 46.8% share of Matrix’s net income as equity in net loss (gain) of investee. The following reflects the adjustments made to Matrix’s net income to arrive at Providence’s equity in net gain of investee:

	Six months ended June 30, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Matrix's net income as reported in Providence's consolidated financial statements	$6,885	$15,132	$1,156

Plus: Historical amortization expense of intangible assets	13,095	26,102	5,011
Less: Amortization expense of fair value of intangible assets assessed as of June 30, 2016	(17,933)	(35,867)	(6,749)
Less: Interest and amortization of deferred financing costs of newly acquired debt	(6,634)	(13,640)	(2,590)
Plus: Tax benefit adjustments	4,512	9,204	1,723
Matrix pro forma net income (loss)	$(75)	$931	$(1,449)
Providence's ownership percentage	46.8%	46.8%	46.8%
Providence's equity in net gain (loss) of investee	$(35)	$436	$(678)

The fair value of Matrix’s intangible assets was based upon a preliminary evaluation of its fair value and may change upon the completion of the final valuation, thus resulting in a change to the amortization expense presented in the table above. Interest and amortization of deferred financing costs of newly acquired debt is based upon an interest rate of 6.5% and deferred financing costs of $5,822.

h.	Adjustment to reflect Providence’s income tax expense at statutory rates related to its equity in net loss (gain) of investee.

i.	Adjustment to remove transaction expenses recognized by Providence during the six months ended June 30, 2016 relating to the Subscription and related transactions.

j.	Adjustment to remove the interest expense related to the term loans and revolving credit facility that was required by Providence’s lenders to be repaid upon completion of the Subscription.

k.

Adjustment to remove the amortization of deferred financing fees that were written off upon the full repayment of the term loans and the outstanding revolving loans under Providence’s Credit Agreement.

l.	Adjustment to record the estimated income tax impacts at statutory rates related to Pro Forma adjustments.

m.

Net income (loss) from continuing operations available to common stockholders for the six months ended June 30, 2016 and the twelve months ended December 31, 2015, respectively, are calculated as follows:

	Six months ended June 30, 2016	Twelve months ended December 31, 2015
Income (loss) from continuing operations, net of tax	$3,169	$(24,401)
Net loss attributable to noncontrolling interests	735	502
Less dividends on convertible preferred stock	(2,197)	(3,935)
Less accretion of convertible preferred stock discount	-	(1,071)
Less income allocated to participating securities	(205)	-
Net income (loss) from continuing operations available to common stockholders	$1,502	$(28,905)